UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the RBC Plaza (which is described in Item 2.01) and the modification of the U.S. Bank Portfolio Loan is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On January 31, 2013, KBS Real Estate Investment Trust III, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Buyer”), acquired from Brookfield DB Inc., an office property containing 609,368 rentable square feet of office space and 68,677 rentable square feet of retail space located on approximately 1.3 acres of land in Minneapolis, Minnesota (the “RBC Plaza”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”).
The purchase price (net of closing credits) of the RBC Plaza was approximately $118.1 million plus closing costs. The Company funded the acquisition of the RBC Plaza with proceeds from the RBC Plaza Mortgage Loan (which is described in Item 2.03), proceeds from its ongoing initial public offering and proceeds from the U.S. Bank Portfolio Loan (which is described in Item 2.03).
The RBC Plaza was built in 1991. As of January 1, 2013, the RBC Plaza was 83% leased to 34 tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (net of rental abatements), for the tenants of the RBC Plaza is approximately $8.6 million. The current weighted-average remaining lease term for the tenants is approximately 6.9 years.  The current weighted-average rental rate (net of rental abatements) over the remaining lease term is $16.08 per square foot.
The RBC Plaza has three tenants that individually occupy more than 10% of the total rentable square feet of the property. The first tenant is in the investment banking industry and has operations in the United States, Europe and Asia. This tenant occupies 270,164 rentable square feet, or approximately 40% of the total property rentable square feet. Its lease expires on November 30, 2021, with two five-year extension options. As of January 1, 2013, the annualized base rent (net of rental abatements) for this tenant was approximately $4.0 million, the remaining lease term was approximately 8.9 years and the average annual rental rate (net of rental abatements) over the remaining lease term was $16.82 per square foot.
The second tenant is in the advertising industry. This tenant occupies 76,869 rentable square feet, or approximately 11% of the total property rentable square feet. Its lease expires on November 30, 2014, with a five-year extension option. As of January 1, 2013, the annualized base rent for this tenant was approximately $1.2 million, the remaining lease term was approximately 1.9 years and the average annual rental rate (net of rental abatements) over the remaining lease term was $7.30 per square foot. This tenant lease includes 12 months of rental abatement during the last 21 months of the lease term.
The third tenant is in the legal services industry. This tenant occupies 68,039 rentable square feet, or approximately 10% of the total property rentable square feet. Its lease expires on July 31, 2019, with a five-year extension option. As of January 1, 2013, the annualized base rent for this tenant was approximately $1.1 million, the remaining lease term was approximately 6.6 years and the average annual rental rate over the remaining lease term was $18.09 per square foot.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
RBC Plaza Mortgage Loan
On January 31, 2013, in connection with the Company’s acquisition of the RBC Plaza, the Company, through the Buyer, entered into a four-year secured mortgage loan with Bank of America, N.A., an unaffiliated lender, for borrowings of up to $75.9 million secured by the RBC Plaza (the “RBC Plaza Mortgage Loan”). The Company drew $68.7 million at the closing of the loan and the remaining portion will be used for tenant improvements, leasing commissions and capital improvements, subject to certain terms and conditions contained in the loan documents. The RBC Plaza Mortgage Loan matures on February 1, 2017, with an option to extend the maturity date to February 1, 2018, subject to certain terms and conditions contained in the loan documents.  The RBC Plaza Loan Mortgage Loan bears interest at a floating rate of 180 basis points over one-month LIBOR during the initial term of the loan and monthly payments are interest only with the entire balance and all outstanding interest and fees due at maturity, assuming no prior prepayment.  Should the Buyer exercise its option to extend the loan, monthly payments would be principal and interest, with principal calculated using an amortization schedule of 30 years and an annual interest rate equal to 6.5%. The Company will have the right to prepay all of the RBC Plaza Mortgage Loan, subject to certain expenses potentially incurred by the lender as a result of the prepayment and to certain conditions contained in the loan documents.

KBS REIT Properties III, LLC (“REIT Properties III”), the Company’s wholly owned subsidiary, is providing a limited guaranty of the RBC Plaza Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the Buyer or REIT Properties III in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the RBC Plaza Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Buyer.
Modification of U.S. Bank Portfolio Loan
On April 30, 2012, in connection with the Company’s acquisition of the McEwen Building, the Company, through indirect wholly owned subsidiaries, entered into a two-year portfolio loan with U.S. Bank National Association (the “U.S. Bank Lender”), an unaffiliated lender, for an amount up to $100.0 million (the “U.S. Bank Portfolio Loan”), of which $40 million was term debt and $60 million was revolving debt. During the term of the U.S. Bank Portfolio Loan, the Company had an option to increase the loan amount by up to an additional $100.0 million to a maximum of $200.0 million, 60% of which amount would be revolving debt and 40% would be term debt, with the addition of one or more properties to secure the U.S. Bank Portfolio Loan, subject to certain conditions contained in the loan agreement. On May 9, 2012, the Company added Gateway Tech Center as additional collateral for the loan. On June 8, 2012, the Company increased the amount available under the loan by an additional $8.0 million.
On January 29, 2013, the Company entered into a loan modification agreement to add the Tower on Lake Carolyn as additional collateral to the U.S. Bank Portfolio Loan and to increase the amount available under the loan to $200.0 million, of which $80.0 million is non-revolving debt and $120.0 million is revolving debt (the “Revolving Debt”). As a result of this modification, the Company has no further options to increase the maximum loan amount under the U.S. Bank Portfolio Loan, though a portion of the debt is revolving. The Company also extended the initial maturity date to February 1, 2016, with two one-year extension options, subject to certain conditions contained in the loan agreement. As of January 29, 2013, the outstanding balance under the loan was $98.2 million and was composed of $80.0 million of term debt and $18.2 million of revolving debt. As of January 29, 2013, an additional $101.8 million remained available for future disbursements, subject to certain conditions set forth in the loan agreement. Also on January 29, 2013, the U.S. Bank Lender syndicated the loan and assigned a $30.0 million portion of the Revolving Debt to Fifth Third Bank and assigned a $50.0 million portion of the Revolving Debt to Regions Bank.
For each calendar quarter, the interest rate on the U.S. Bank Portfolio Loan will be determined by the borrowing base leverage ratio as defined in the loan agreement and will range from 200 to 300 basis points over one-month LIBOR. Monthly payments are interest only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The Company will have the right to prepay all or a portion of the U.S. Bank Portfolio Loan, subject to certain fees and conditions contained in the loan agreement.
The U.S. Bank Portfolio Loan is secured by Domain Gateway, Las Cimas IV, the McEwen Building, Gateway Tech Center and the Tower on Lake Carolyn. The Company and REIT Properties III (together, the “Guarantors”) are providing a guaranty of up to 50% of the amount outstanding under the U.S. Bank Portfolio Loan. Additionally, the Guarantors are providing a guaranty of any deficiency, loss or damage suffered by the Lender that may result from certain intentional acts committed by the borrowers under the U.S. Bank Portfolio Loan, or that may result from certain bankruptcy or insolvency proceedings involving the borrowers under the loan, pursuant to the terms of the repayment guaranty.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before April 18, 2013, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: February 4, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer